UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

INSPIRATO INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

1544 Wazee Street
Denver, Colorado 80202
(303) 586-7771
April 4, 2024
Dear Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Inspirato Incorporated (“Inspirato”), to be held on Thursday, May 16, 2024, at 9:00 am, Mountain Daylight Time. The annual meeting will be conducted virtually via a live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2024 where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Inspirato.
Sincerely,
Eric Grosse
Chief Executive Officer and Director

INSPIRATO INCORPORATED
1544 Wazee Street
Denver, Colorado 80202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date	9:00 am, Mountain Daylight Time, on Thursday, May 16, 2024
Place	The annual meeting will be conducted virtually via a live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2024, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
Items of Business
The annual meeting will be held for the following purposes:
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to elect the two Class II director nominees named in the accompanying proxy statement to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified;

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to ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

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to approve the First Amendment to the Inspirato Incorporated 2021 Equity Incentive Plan authorizing the increase of up to a potential maximum of 540,000 shares, which will be issuable only upon the Company’s achievement of certain stock price targets; and,

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to transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	March 27, 2024 Only stockholders of record as of March 27, 2024, are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 4, 2024, to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 4, 2024, by visiting www.virtualshareholdermeeting.com/ISPO2024.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone, or mail as soon as possible.
By order of the Board of Directors, Brent Wadman General Counsel and Secretary Denver, Colorado April 4, 2024

i

ii

INSPIRATO INCORPORATED
PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 am, Mountain Daylight Time, on Thursday, May 16, 2024
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of stockholders of Inspirato Incorporated, a Delaware corporation (“us”, “we”, “our”, or the “Company”), and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday, May 16, 2024 at 9:00 am, Mountain Daylight Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2024, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 4, 2024, to all stockholders of record as of March 27, 2024. The proxy materials and our annual report can be accessed as of April 4, 2024, by visiting www.virtualshareholdermeeting.com/ISPO2024. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
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the election of the two Class II director nominees named herein to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified;

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the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

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the approval of the First Amendment to the Inspirato Incorporated 2021 Equity Incentive Plan authorizing the increase of up to a potential maximum of 540,000 additional Class A shares, issuable only upon the Company’s achievement of certain stock price targets.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
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“FOR” the election of each Class II director nominee named in this proxy statement (see “Proposal No. 1”);

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“FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (see “Proposal No. 2”); and

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“FOR” the approval of the First Amendment to the Inspirato Incorporated 2021 Equity Incentive Plan authorizing the increase of up to a potential maximum of 540,000 additional Class A shares issuable only upon the Company’s achievement of certain stock price targets (see “Proposal No. 3”).

Who is entitled to vote at the annual meeting?
Holders of our Class A and Class V common stock as of the close of business on March 27, 2024, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 3,676,039 shares of our Class A common stock outstanding and 2,870,964 shares of our Class V common stock outstanding. Our Class A common stock and Class V common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A and Class V common stock is entitled to one vote on each matter properly brought before the annual meeting. Our Class A common stock and Class V common stock are collectively referred to in this proxy statement as our common stock.
Stockholders of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders.   If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting on May 16, 2024 between the hours of 9:00 a.m. and 4:30 p.m., Mountain Daylight Time, at our principal executive offices located at 1544 Wazee Street, Denver, Colorado 80202 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/ISPO2024, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
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Proposal No. 1:   Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of “FOR” votes are elected as directors. You may (1) vote “FOR” the election of all of the director nominees named herein, (2) “WITHHOLD” authority to vote for all such director nominees or (3) vote “FOR” the election of all such director nominees other than any nominees with respect to whom the vote is specifically “WITHHELD” by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of choosing to “WITHHOLD” authority to vote or a broker non-vote (as described below), will have no effect on the outcome of the election.

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Proposal No. 2:   The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2024, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote “AGAINST” this proposal. Because this is a “routine matter”, we do not expect any broker non-votes on this proposal.

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Proposal No. 3.   The approval of the First Amendment to the Inspirato Incorporated 2021 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on the proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote “AGAINST” this proposal. This Proposal No. 3 is considered a “non-routine matter” and, therefore, Street Name Stockholder nominees do not have authority to vote shares held for their beneficial ownership clients, without their client’s instructions, on this proposal. As a result, any uninstructed shares held in street name by stockholder nominees for their beneficial ownership clients will not be voted at the meeting on this Proposal No. 3, that is, they will be considered “broker non-votes.” Broker non-votes will have no effect on the outcome of voting on this proposal.

What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record.   If you are a stockholder of record, you may vote in one of the following ways:
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by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 9:00 am, Mountain Daylight Time, on May 16, 2024 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

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by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 pm, eastern time, on May 15, 2024 (have your Notice of Internet Availability or proxy card in hand when you call);

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by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or

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by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/ISPO2024, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders.   If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.virtualshareholdermeeting.com/ISPO2024 website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record.   If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
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“FOR” the election of each Class II director nominee named in this proxy statement;

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“FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and

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“FOR” the approval of the First Amendment to the Inspirato Incorporated 2021 Equity Incentive Plan.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders.   Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine matter”: the proposal to ratify the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 2). Your broker, bank or other nominee will not have discretion to vote on any other proposals being presented at the annual meeting, which are considered “non-routine matters”, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole “routine matter” but is not able to vote your shares on the “non-routine matters”, then those shares will be treated as broker non-votes with respect to the “non-routine matters”. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record.   If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
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entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

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completing and returning a later-dated proxy card, which must be received prior to the annual meeting;

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delivering a written notice of revocation to our corporate secretary at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

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attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders.   If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record.   If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.proxyvote.com. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 9:00 am, Mountain Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 am, Mountain Daylight Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders.   If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the www.virtualshareholdermeeting.com/ISPO2024 website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Brent Wadman, our Secretary and General Counsel, has been designated as proxy holder for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use the proxy holder’s own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact Inspirato’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 800-736-3001, or by writing Computershare Investor Services PO Box 43006 Providence, RI, 02940-3006. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Are there any appraisal rights with respect to the items to be discussed at the annual meeting?
No action is proposed at this meeting for which section 262 of the DGCL or our bylaws provide a right of appraisal.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Inspirato Incorporated
Attention: Investor Relations
1544 Wazee Street
Denver, Colorado 80202
Tel: (303) 586-7771
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of seven directors, four of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 27, 2024, and certain other information for each of our directors and director nominees:
Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Michael Armstrong(1)(2)(3)	II	51	Director	2022	2024	2027
Ann Payne(1)(2)(3)	II	64	Director	2022	2024	2027
Continuing Directors
Brent Handler	III	55	Director	2022	2025	—
Brad Handler	III	56	Director and Executive Chairman	2022	2025	—
John Melicharek	III	66	Director	2023	2025	—
Scott Berman(1)(2)(3)	I	61	Director	2022	2026	—
Eric Grosse	I	55	Director and Chief Executive Officer	2022	2026

(1)
Member of audit committee

(2)
Member of compensation committee

(3)
Member of nominating and corporate governance committee

Nominees for Director
Michael Armstrong.   Michael Armstrong has served on our board of directors since February 2022. He was the Executive Vice President, Worldwide Television Licensing & Operations at ViacomCBS Global Distribution Group (Nasdaq:VIAC), a leading global media and entertainment company from August 2018 until February 2023. He spent most of his career at ViacomCBS developing and launching revenue generating media brands around the world. He is a global media expert and business development and operations executive. Mr. Armstrong previously served as General Manager of BET Networks (a division of ViacomCBS) from July 2017 to August 2018 and launched and led the BET Networks International division for over 11 years. He was also Executive Vice President and General Manager, Revenue & Emerging Brands at Viacom International Media Networks from December 2014 to July 2017. Mr. Armstrong has served as an Independent Director of Canada Goose (NYSE:GOOS, TSX:GOOS) since January 2021. Mr. Armstrong is on the board of non-profit audio journalism company PRX and is a member of the Board of Trustees at his alma mater, Hampton University. He previously chaired the boards of Dance Theatre of Harlem and National Association of Multi-Ethnicity in Communications (NAMIC). Mr. Armstrong is also a member of the International Academy of Television Arts & Sciences. He holds a B.S. from Hampton University and an M.B.A. from the University of Chicago, Booth School of Business, where he was honored in 2012 with the Distinguished Young Alumni Award.
We believe Mr. Armstrong is qualified to serve on our board of directors because of his strong executive and business operations skills.
Ann Payne.   Ann Payne has served on our board of directors since February 2022 and currently serves as our lead independent director. She previously served as an Audit Partner at PricewaterhouseCoopers LLP (“PwC”), a global accounting firm, from 1993 until her retirement in June 2019 and continued as a consultant until June 2020, where she gained expertise in auditing and accounting for IPOs, equity and debt financings, and mergers and acquisitions. At PwC, Ms. Payne provided professional services to domestic and international public and private corporations in the leisure, healthcare, and transportation sectors; led PwC’s first US based Audit outsourcing center from its opening to its maturity; and provided support services for PwC’s Audit Practice’s National Quality Office. Ms. Payne currently holds leadership roles on several non-profit boards. Since September 2020, Ms. Payne has served as Chairman of the Foundation Board for St. Thomas Aquinas High School. Since September 1980, Ms. Payne has been involved with and currently serves as the Treasurer and Board Member for Jack & Jill Children’s Center. Since January 1981, Ms. Payne has been a member of the Junior League of Greater Fort Lauderdale where she held numerous positions including President. Ms. Payne has been a member of the National Association of Corporate Directors since 2019 and served on the Board of Governors for the Florida Institute of Certified Public Accountants from 2003 to 2007. She is a Certified Public Accountant in the state of Florida. Ms. Payne holds a B.S., summa cum laude, from Barry University, where she was honored in 2001 by the Alumni Association with a Professional Achievement Award. She also attended Yale University’s Women on Boards Program and earned a Scholar Certificate from the Kellogg School of Management’s Executive Education Program. She earned a CERT — Certificate in Cybersecurity Oversight from Carnegie Mellon University, earned a Certificate from the University of South Florida’s Diversity, Equity, and Inclusion in the Workplace Program, and completed the National Association of Corporate Directors’ Virtual Director Professionalism Program.
We believe that Ms. Payne is qualified to serve on our board of directors because of her extensive experience in auditing and accounting, along with her financial expertise.
Continuing Directors
Brent Handler.   Brent Handler is a co-founder of Inspirato and served as our Chief Executive Officer from January 2010 to September 2023 and has been a member of our board of directors since February 2022. He served as the Chief Executive Officer of Inspirato LLC and as a member of its Board of Managers beginning in January 2010. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and served as its President from 2002 to 2009. Mr. Handler holds a B.S. in Business from the University of Colorado, Boulder.
We believe Mr. Handler is qualified to serve as a member of our board of directors due to the perspective and experience he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.
Brad Handler.   Brad Handler is a co-founder of Inspirato and has served as our Executive Chairman and on our board of directors since February 2022. He has also served as the Executive Chairman of Inspirato LLC and as a member of its Board of Managers since January 2010. Before co-founding Inspirato, Mr. Handler co-founded Exclusive Resorts and from 2002 to 2009 served in roles including Chairman and Chief Executive Officer. Mr. Handler holds a B.A. in History from the University of Pennsylvania, a B.S.E in Economics with a concentration in Decision Science from the University of Pennsylvania and a J.D. from the University of Virginia School of Law.
We believe Mr. Handler is qualified to serve as a member of our board of directors due to the perspective and experience he brings from decades of experience in the travel industry and leadership of Inspirato over the last ten years.
Scott Berman.   Scott Berman has served on our board of directors since August 2022. He previously served as a Partner in the hospitality and leisure consulting practice at PwC from 1992 to 2022 and served as PwC’s U.S. hospitality and leisure practice leader from 2007 until his retirement in June 2022. While at PwC, Mr. Berman consulted for both public and private boards at leading industry operating companies as well as many institutional owners of real estate in the hospitality and leisure sector. Prior to joining PwC in 1992, Mr. Berman was the Director of Development for Hilton International, a leading global hospitality company, where he was responsible for new hotel development and acquisition of existing properties in the United States, Canada, Mexico, Latin America and the Caribbean. Mr. Berman is an active member of the American Hotel & Lodging Association’s Leadership Roundtable; serves on the Cornell Nolan School of Hotel Administration Dean’s Advisory Board; serves on the Cornell SC Johnson Leadership Council; is an original board member for the Marriott Sorensen Center for Hospitality Leadership at Howard University;

serves on the Executive Board of the Greater Miami and the Beaches Hotel Association; and is a member of the International Society of Hospitality Consultants. He is a former member of the Board of Directors of the American Resort Development Association. Mr. Berman holds a B.S. in Hotel Administration from Cornell University.
We believe that Mr. Berman is qualified to serve on our board of directors because of his extensive experience in the travel and hospitality industries.
Eric Grosse.   Eric Grosse has served on our board of directors since February 2022 and has served as our Chief Executive Officer since September 2023. He was previously President of Suki AI, technology and services company that uses artificial intelligence and machine learning to deliver voice powered digital assistant solutions to physicians from November 2021 to September 2023. From October 2020 to October 2021, Mr. Grosse served as an advisor to a number of Bay Area technology companies. Mr. Grosse also co-founded Chairish, an online vintage furniture, and home accessories marketplace, in 2012 and rotated between the Chief Executive Officer, President and Chief Financial Officer roles from December 2012 and October 2020. From June 2012 to November 2012, he was an Executive in Residence at Matrix Partners, a venture capital firm. From October 2011 through June 2012, Mr. Grosse was Chief Executive Officer of TaskRabbit, Inc., an online marketplace that connects freelance labor with local demand. Mr. Grosse also served as President of Expedia Worldwide, part of Expedia Group Inc (NASDAQ: EXPE), an online travel company, from October 2008 through October 2010. Prior to Expedia Worldwide, Mr. Grosse Co-Founded Hotwire, Inc., an online travel company, in 2000 and held a number of senior executive positions before serving as President from January 2006 through October 2008. Mr. Grosse started his career in the mergers & acquisitions department of Morgan Stanley (NYSE: MS), and also spent time as a Research Analyst with DMG Technology Group, where he helped lead the Amazon.com IPO. Mr. Grosse holds a B.A. from Williams College and a M.B.A. from Harvard Business School.
We believe that Mr. Grosse is qualified to serve on our board of directors because of his extensive experience in the consumer technology and hospitality industries.
John Melicharek.   John Melicharek has served on our board of directors since January 2023. He also recently retired as a Partner at the law firm BakerHostetler, where he practiced since 1995 focusing primarily on transactions for clients within the hospitality industry and was the leader of BakerHostetler’s Hospitality Industry Team for 23 years. Mr. Melicharek holds over 40 years’ experience advising clients on business and transactional matters, including in real estate, finance, asset management, project development and similar matters, and has provided invaluable guidance to clients in the hospitality industry during business acquisitions, mergers, dispositions and joint ventures. Mr. Melicharek has been ranked for over 15 years in Chambers USA: America’s Leading Lawyers for Business in the area of Leisure and Hospitality and in The Best Lawyers in America in Real Estate Law. Mr. Melicharek holds a J.D. from Seton Hall University School of Law, cum laude, and a B.S. from Lafayette College, magna cum laude.
We believe Mr. Melicharek is qualified to serve on our board of directors because of his extensive experience advising clients on transactions within the hospitality industry.
Director Independence
Our Class A common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Ms. Payne and Messrs. Armstrong, Berman, and Melicharek, representing four of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Eric Grosse is not considered an independent director because he is our Chief Executive Officer. Brent Handler is not considered an independent director because he was our Chief Executive Officer up until September 2023. Brad Handler is not considered an independent director because he is our Executive Chairman.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
Brent Handler and Brad Handler are brothers and co-founded Inspirato.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of Chairperson and Chief Executive Officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors will serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of Executive Chairman and chief executive officer and to have a lead independent director. The Chief Executive Officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. Ann Payne serves as our lead independent director. The board believes that her deep knowledge of the company, industry, and finance, as well as strong leadership and governance experience, enable Ann Payne to lead our board effectively and independently.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, cyber security, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
With respect to cyber security risk oversight, we have a cross-functional management team to participate in our Cybersecurity Risk Committee, which is comprised of Legal, Cybersecurity Operations, Risk Management, Finance and Accounting, and Information Technology. The Cybersecurity Risk Committee reports to the Audit Committee of the Board, covering current and future planned processes in pace to prevent, detect, mitigate, and remediate any cybersecurity incidents. For more information on our cybersecurity risk oversight, please refer to Item 1C, “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance. The audit committee also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Ms. Payne, Mr. Berman, and Mr. Armstrong. Mr. Eric Grosse served on the audit committee in 2023 until his appointment as CEO in September. Mr. Berman was appointed to the Audit Committee at that time. Ms. Payne is the Chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that Ann Payne is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•
reviewing our financial reporting processes and disclosure controls;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
reviewing the quality and adequacy of our internal control policies and procedures, including the responsibilities, budget and staffing of our internal audit function;

•
reviewing with the independent auditors, and internal audit department, if applicable, the annual audit plan;

•
obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures, issues raised by the most recent internal quality-control review and all relationships between the independent auditor and us, if any;

•
monitoring the rotation of the lead partner of our independent auditor on our engagement team as required by law;

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reviewing prior to engagement of any independent auditor, and at least annually thereafter, relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Inspirato’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues in internal audit reports and responses by management;

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reviewing with management and our auditors any earnings press releases and other public announcements;

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establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters;

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preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal, regulatory and ethical responsibilities;

•
reviewing our major financial risk exposures; and

•
reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2023, our audit committee held 7 meetings.
Compensation Committee
The current members of our compensation committee are Mr. Armstrong, Mr. Berman, and Ms. Payne. Mr. Eric Grosse served as a member of the Compensation Committee until his appointment as CEO in September 2023. Ms. Payne joined the Committee at that time. Mr. Armstrong is the Chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
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reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;

•
reviewing and approving the compensation and other terms of employment of our executive officers;

•
making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;

•
reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to the non-employee board members;

•
reviewing and establishing stock ownership guidelines for executive officers and non-employee board members;

•
reviewing and assessing the independence of compensation consultants, independent legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
administering our equity incentive plans, to the extent such authority is delegated by our board of directors;

•
reviewing and approving the terms of any employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions and any other material arrangements for our executive officers;

•
approving or recommending for approval the creation or revision of any clawback policy allowing us to recoup compensation paid to employees;

•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•
preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•
reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our board of directors.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2023, our compensation committee held 4 meetings.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Ms. Payne, Mr. Armstrong, and Mr. Berman. Mr. Grosse was a member of the nominating and corporate governance committee until his appointment as CEO. Mr. Berman is the Chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:
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identifying, reviewing and making recommendations of candidates to serve on our board of directors;

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evaluating the performance of our board of directors, committees of our board of directors and individual directors and determining whether continued service on our board of directors is appropriate;

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evaluating nominations by stockholders of candidates for election to our board of directors;

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evaluating the current size, composition and governance of our board of directors and its committees and making recommendations to our board of directors for approvals;

•
reviewing our board of directors’ leadership structure, including the separation of the Chairman and Chief Executive Officer roles and/or appointment of a lead independent director of our board of directors;

•
reviewing corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•
reviewing issues and developments related to corporate governance and identifying; and

•
reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. During 2023, our nominating and corporate governance committee held 4 meetings.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2023, our board of directors held 11 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend.
Executive Sessions of Independent Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the independent directors will meet in executive sessions without employee directors or management present on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2023, the members of our compensation committee were Michael Armstrong, Ann Payne, and Eric Grosse for a portion of the year, and Scott Berman for a portion of the year. None of the members of our compensation committee was or had been an officer or employee of our company while a member of the Compensation Committee. Other than Mr. Grosse who stepped down from his position on the Compensation Committee when he was appointed Chief Executive Officer, none of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age, and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds, and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters — Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202. Our General Counsel or Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel or Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the Executive Chairman or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans, and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investor.inspirato.com/corporate-governance/documents-charters. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation
Our “Outside Director Compensation Policy” provides the compensation program for our non-employee directors. The Outside Director Compensation Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward non-employee directors. Pursuant to the Outside Director Compensation Policy, we provide the following compensation to our non-employee directors:
Cash Compensation
Each non-employee director will be paid, (i) a cash retainer of $40,000 per year, (ii) additional committee and chair fees depending on the individual’s assignments, and (ii) the choice between one subscription to Inspirato Pass with an aggregate value of $26,500 per year or the equivalent amount in travel credits useable at Inspirato. There are no per meeting attendance fees for attending board meetings or meetings of any committee of our board of directors.
Equity Compensation
On the effective date of the registration statement on Form S-8 covering the shares of our Class A common stock that will be subject to our 2021 Equity Incentive Plan and on the first trading day following each annual meeting of our stockholders following the effective date of the Outside Director Compensation Policy, each non-employee director automatically will be granted an award of Restricted Stock Units (an “Annual Award”) covering a number of shares of Class A common stock having a value of $150,000; provided that the first Annual Award granted to an individual who first becomes a non-employee director following the effective date of the Outside Director Compensation Policy will have a value equal to the product of (A) $150,000 multiplied by (B) a fraction, (i) the numerator of which is the number of fully completed days between the Initial Start Date (as defined in the Outside Director Compensation Policy) and the date of the first annual meeting of our stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365; and provided further that any resulting fraction shall be rounded down to the nearest whole share. Each Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next annual meeting of our stockholders following the grant date, in each case subject to the non-employee director continuing to be a non-employee director through the applicable vesting date.
Director Compensation for Fiscal 2023
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our nonemployee directors for their service on our board of directors, for the fiscal year ended December 31, 2023. Directors who are also our employees receive no additional compensation for their service as directors. During 2023, Messrs. Brad and Brent Handler were employees and/or executive officers of the company and therefore, did not receive compensation as directors. Mr. Grosse was a non-employee director for part of 2023 and therefore, received compensation as a director for that portion. See “Executive Compensation” for additional information regarding Mr. Grosse’s employee compensation and “Related Person Transaction” for additional information regarding Messrs. Brad and Brent Handler’s compensation.
Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric Grosse	40,000	149,275	22,500	211,776
Brent Handler	0	0	1,325	1,325
Ann Payne	57,500	149,275	30,000	236,776
Michael Armstrong	56,250	149,275	30,000	235,526
Scott Berman	56,250	116,958	30,000	203,208
Scot Sellers(1)	30,000	0	13,950	43,950
John Melicharek(4)	0	0	0	0

(1)
Scot Sellers was a member of the Board of Directors until May 18, 2023.

(2)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted, computed on the basis of the fair market value of the underlying shares of our Class A Common Stock on the grant date in accordance with FASB ASC Topic 718. The actual value that the named nonemployee director will realize on each RSU will depend on the price per share of our shares of Class A Common Stock at the time shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our nonemployee directors.

(3)
The amount is for personal use of travel benefits with Inspirato, valued at the same amount as would be charged to Inspirato members.

(4)
John Melicharek joined the Board of Directors on December 31, 2023.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2023:
Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Ann Payne	7,894	—
Michael Armstrong	7,894	—
Scott Berman	6,185	—
John Melicharek(1)	—	—
Scot Sellers(2)	—	14,868

(1)
John Melicharek joined the Board of Directors on December 31, 2023.

(2)
Scot Sellers was a member of the Board of Directors until May 18, 2023.

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Ann Payne and Michael Armstrong as nominees for election as Class II directors at the annual meeting. If elected, each of Ms. Payne and Mr. Armstrong will serve as a Class II director until the 2027 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Ms. Payne and Mr. Armstrong have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of choosing to “WITHHOLD” authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed BDO as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2024. BDO served as our independent registered public accounting firm for the fiscal year ended December 31, 2023.
At the annual meeting, we are asking our stockholders to ratify the appointment of BDO, our independent registered public accounting firm for our fiscal year ending December 31, 2024. BDO has been engaged as our independent registered public accounting firm since February 11, 2022 and audited the Company’s financial statements for the fiscal year ended December 31, 2022 and 2023.
Our audit committee is submitting the appointment of BDO to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of BDO, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of BDO, then our audit committee may reconsider the appointment. One or more representatives of BDO are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO for our fiscal years ended December 31, 2023, and 2022.
	2023	2022
Audit Fees(1)	$1,150,000	$1,593,946
Audit-Related Fees(2)	33,000	26,000
Tax Fees(3)	92,500	75,792
All Other Fees	—	—
Total Fees	$1,275,500	$1,695,738

(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, audit of our internal control over financial reporting, reviews of our quarterly consolidated financial statements and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-Related Fees” consist of the 401(k)-benefit plan and VA Travel Club examination.

(3)
“Tax Fees” consist of fees for professional services for tax compliance, tax advice, and tax planning.

Auditor Independence
In 2023, there were no other professional services provided by BDO, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by BDO for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending December 31, 2024, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal, but broker non-votes will have no effect on this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Inspirato’s financial reporting process, Inspirato’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Inspirato’s consolidated financial statements. Inspirato’s independent registered public accounting firm, BDO USA, LLP (“BDO”), is responsible for performing an independent audit of Inspirato Incorporated’s (“Inspirato”) consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Inspirato’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•
reviewed and discussed the audited consolidated financial statements with management and BDO;

•
discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•
received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Inspirato’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Ann Payne (Chairperson)
Scott Berman
Michael Armstrong
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Inspirato under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Inspirato specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

PROPOSAL NO. 3:
APPROVAL OF THE FIRST AMENDMENT
TO THE INSPIRATO INCORPORATED 2021 EQUITY INCENTIVE PLAN
General
The Inspirato Incorporated 2021 Equity Incentive Plan (the “Plan”) was approved by the stockholders at a special meeting of the stockholders of Thayer Ventures Acquisition Corporation, the predecessor to Inspirato Incorporated. The Plan is designed to reflect our commitment to fair and competitive compensation while maintaining stockholders’ interests.
Much of our future success and growth as a company depends on our ability to attract, retain, and motivate qualified, high-performing employees and our stock-based compensation program is critical to this workforce development strategy. Equity compensation is a very effective incentive and retention tool that encourages and rewards employee performance that aligns with stockholders’ interests. This is especially important for Inspirato in 2024 while the Company is in the process of building its structure for the future.
With that as background, in February 2024, our Compensation Committee approved performance-based equity grants (the “2024 PSU Awards”) which are earned based on our stock price performance in 2024 and which vest ratably over 4 years, with 25% vesting in February 2026 and the remainder vesting in quarterly increments thereafter. The following table reflects the aggregate number of additional shares of Class A Common Stock that could be issued under the 2024 PSU Awards should the Company achieve the stock price targets below within the 2024 calendar year. Stock price targets are measured based on the average price of our Class A Common Stock achieved over a 30 consecutive trading day period in 2024.
Stock Price	$6	$8	$20	$50	$100
Additional Shares Authorized and Issued	160,500	214,000	321,000	428,000	540,000
Prior to the grant date of an 2024 PSU Awards, there will only be approximately 315,000 shares of Class A Common Stock remaining available for issuance under the Plan. The Committee therefore determined to make the 2024 PSU Awards contingent on stockholder approval of an amendment to the Plan that increases the Plan’s share reserve to cover the shares that may be delivered under the 2024 PSU Awards.
Material Amendments
To effectuate the 2024 PSU Awards, the Company is asking its stockholders to approve the First Amendment to the Plan, which (1) will increase the number of shares available for issuance under the Plan by 540,000 shares of Class A Common Stock, which is the maximum number of shares potentially issuable under the 2024 PSU Awards, and (2) will modify the Plan’s share counting provisions to provide that shares covered by 2024 PSU Awards that are not earned, that fail to vest, or that are otherwise forfeited are not made available for future issuance under the Plan, thus ensuring that no more than the actual number of Shares earned and vested under the 2024 PSU Awards are added to the Plan’s share reserve.
The Company believes strongly that the 2024 PSU Awards and the adoption of the First Amendment to the Plan are crucial to our ability to retain the top-level talent necessary to position the Company for future success. In determining the size and design of the 2024 PSU Awards, the Compensation Committee, with input from management and its independent compensation consultant, considered: (1) competitive data from relevant peer companies; (2) the current and future accounting expense associated with Inspirato’s equity award practices; (3) input from stockholders; and (4) the standards of stockholder advisory firms.
Description of the Company 2021 Equity Incentive Plan, as Amended
The following paragraphs provide a summary of the principal features of the Plan, as amended by the First Amendment, and its operation. However, this summary is not a complete description of all of the provisions of the Plan and is qualified in its entirety by the specific language of the Plan, as amended. The First Amendment to the Plan and a conformed copy of the Plan incorporating the First Amendment are attached hereto as Exhibit A.
Purposes of the 2021 Plan
The purposes of the Plan are to attract and retain personnel for positions with the Company, any parent or subsidiary, and any entity that is in control of, is controlled by or is under common control with

Company (such entities are referred to herein as the company group); to provide additional incentive to employees, directors, and consultants; and to promote the success of the Company’s business.
These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the Plan may determine.
Eligibility
The Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to the Company’s employees and any parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and consultants of the Combined Company and the company group. As of March 27, 2024, the Company has 4 non-employee directors, and approximately 625 employees (including employee directors) eligible to participate in the Plan.
Authorized Shares
Subject to the adjustment provisions contained in the Plan and the evergreen provision described below, the maximum number of shares of the Company’s Class A Common Stock that may be issued pursuant to awards under the Plan is (i) 795,000 shares of the Company’s Class A Common Stock, plus (ii) any shares of subject to stock options other awards that were assumed in the Business Combination and expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of shares to be added to the Plan pursuant to clause (ii) equal to 373,000 shares of the Company’s Class A Common Stock, plus (iii) an additional 540,000 shares of Class A Common Stock, which is the maximum number of shares that may be issued under the 2024 PSU Awards.
The Plan also includes an evergreen provision that provides for an automatic annual increase to the number of shares of the Company’s Class A Common Stock available for issuance under the Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of:
•
995,000 shares of the Company’s Class A Common Stock;

•
5% of the total number of shares of all classes of the Company’s common stock as of the last day of our immediately preceding fiscal year; and

•
such lesser amount determined by the administrator.

The Plan provides that the evergreen provision will operate only until the tenth (10th) anniversary of the earlier of the Company’s Board or the original stockholder approval of the Plan.
Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, restricted stock units or performance awards, is forfeited to or reacquired by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased shares) that were subject to such awards will become available for future grant or sale under the Plan (unless it has terminated). Notwithstanding the foregoing, shares covered by 2024 PSU Awards that are not earned, don’t vest, or are otherwise forfeited are not available future grant or sale under the Plan. With respect to stock appreciation rights, only shares actually issued will cease to be available. Shares that actually have been issued under the Plan under any award will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance.
If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, other change in the corporate structure of the Company affecting the shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the shares occurs (including a change in control of the Company), the administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the Plan.
Plan Administration
The Company’s Board or a committee appointed by the Company’s Board will administer the Plan and are referred to as the administrator. Different administrators may administer the Plan with respect to different groups of service providers. The Company’s Board may retain the authority to concurrently administer the Plan and revoke the delegation of some or all authority previously delegated.
Subject to the terms of the Plan and applicable laws, the administrator generally will have the power, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable for administering the Plan. The administrator will have the power to administer the Plan, including but not limited to the power to construe and interpret the Plan and awards granted under the Plan, and determine the terms of awards, including but not limited to the exercise price (if any), the number of shares of the Company’s Class A Common Stock subject to each award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator may select the service providers to whom awards may be granted and approve forms of awards agreements under the Plan. The administrator will also have the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes, subject to the provisions of the Plan. The administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced. Unless a participant is on an approved leave of absence, the administrator will have sole discretion to determine the date on which a participant stops actively providing services to the Company or the company group. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.
Stock Options
Options may be granted under the Plan. Subject to the provisions of the Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable). The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. As of March 27, 2024, the closing price of our Class A Common Stock was $3.97 per share. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the Plan. Subject to the provisions of the Plan, the administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.

Stock Appreciation Rights
Stock appreciation rights may be granted under the Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s Class A Common Stock between the exercise date and the date of grant. Subject to the provisions of the Plan, the administrator will determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, shares, or a combination of both. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant with respect to U.S. taxpayers, and the term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the Plan.
Restricted Stock
Restricted stock may be granted under the Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose prior to grant whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or members of the company group), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed at any time. Recipients of restricted stock awards generally will have voting but will not have dividend rights with respect to such shares upon grant without regard to the restriction, unless the administrator provides otherwise. Shares of restricted stock as to which the restrictions have not lapsed are subject to our right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units may be granted under the Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator will determine the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.
Performance Awards
Performance awards may be granted under the Plan. Performance awards are awards that result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance awards to be paid out to participants. The administrator will have the discretion to reduce or waive any performance objectives or other vesting provisions for performance awards. Performance awards will have a threshold, target, and maximum payout value established by the administrator on or before to the grant date. The administrator will have the discretion to pay earned performance awards in the form of cash, shares, or in some combination of both.
Non-Employee Directors
The Plan provides that any non-employee director, in any fiscal year, may not be paid, issued or granted cash retainer fees and equity awards (including awards under the Plan) with an aggregate value of more than $750,000, increased to $1,500,000 in connection with the non-employee director’s initial service, with the value of each equity award based on its grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any cash compensation or equity awards granted under the Plan to a non-employee director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Non-Transferability of Awards
Unless the administrator provides otherwise, the Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.
Dissolution or Liquidation
If there is a proposed liquidation or dissolution of the Company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change in Control
The Plan provides that if there is a merger or a “change in control” (as defined under the Plan) of the Company, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the Plan.
If the successor corporation does not continue an award (or some portion of such award), the participant will fully vest in (and have the right to exercise) 100% of then-unvested shares subject to his or her outstanding options and stock appreciation rights, all restrictions on 100% of the participant’s outstanding restricted stock and restricted stock units will lapse, and, regarding 100% of participant’s outstanding awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an award accelerate as to more than 100% of the award. If options or stock appreciation rights are not continued when a change in control or a merger of the Company with or into another corporation or other entity occurs, the administrator will notify the participant in writing or electronically that the participant’s vested options or stock appreciation rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the administrator in its sole discretion and all of the participant’s options or stock appreciation rights will terminate upon the expiration of such period (whether vested or unvested).
With respect to awards held by a non-employee director, in the event of a change in control, the non-employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.
Forfeiture and Clawback
All awards granted under the Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

Amendment or Termination
The Plan was effective on February 11, 2022, and will continue in effect until terminated by the administrator, but (i) no incentive stock options may be granted after February 11, 2032 (ii) the Plan’s automatic share reserve increase (as described below) will operate only until February 11, 2032. In addition, the Company’s Board will have the authority to amend, suspend, or terminate the Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonstatutory Stock Options
A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the cash received or the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance Awards
A participant generally will recognize no income upon the grant of a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2021 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE

IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Number of Awards Granted to Employees, Consultants and Directors
The following table sets forth the number of shares potentially issuable under the 2024 PSU Awards to each of the following individuals or groups upon approval of the First Amendment to the Plan.
New Plan Benefits
Inspirato Incorporated 2021 Equity Incentive Plan, as Amended
	Number of Shares Based on Stock Price Achieved
Name and Position	$6	$8	$20	$50	$100
Eric Grosse Chief Executive Officer	22,500	30,000	45,000	60,000	75,000
Brent Handler Former Chief Executive Officer	0	0	0	0	0
Robert Kaiden Chief Financial Officer	15,000	20,000	30,000	40,000	50,000
Robert W. Neighbor Former Chief Financial Officer	0	0	0	0	0
David Kallery President	15,000	20,000	30,000	40,000	50,000
Executive Group	57,000	76,000	114,000	152,000	190,000
Non-Executive Director Group	6,000	8,000	12,000	16,000	20,000
Non-Executive Officer Employee Group	97,500	130,000	195,000	260,000	330,000
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO THE INSPIRATO INCORPORATED 2021 EQUITY INCENTIVE PLAN
We believe that the amended Plan, and its alignment with shareholder interests, is an essential platform for attracting, retaining, and motivating our employees, and we therefore request your approval of the First Amendment to the Plan. Approval of this Proposal No.3 requires the affirmative vote of the majority of the shares of common stock entitled to vote on this proposal that are present in person or represented by proxy at the Meeting and are voted “for” or “against” the proposal.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 27, 2024.
Name	Age	Position
Eric Grosse	55	Chief Executive Officer
David Kallery	59	President
Robert Kaiden	56	Chief Financial Officer
Eric Grosse.   Eric Grosse was appointed as our Chief Executive Officer on September 25, 2023. Prior to being appointed as CEO, Mr. Grosse served on the Inspirato Board of Directors as lead independent director since December 2022 and as Chairperson of the Nominating and Corporate Governance Committee and member of the Audit Committee and Compensation Committee since February 2022. Mr. Grosse has more than 20 years of experience in leadership roles in the online travel industry, including as President of Expedia Worldwide, part of Expedia Group Inc (NASDAQ: EXPE), from October 2008 to October 2010, and as Co-Founder and President of Hotwire, Inc. Mr. Grosse holds a B.A. from Williams College and an M.B.A. from Harvard Business School.
Robert Kaiden.   Robert Kaiden was appointed as our Chief Financial Officer on March 21, 2023. Prior to joining Inspirato he served as Chief Accounting Officer for Twitter from 2015 to 2022, helping manage a period of scaling, business model transformation, and international expansion. During his tenure at Twitter, he was responsible for the company’s accounting, financial operations, and finance systems. Prior to Twitter, Mr. Kaiden was with Deloitte & Touche LLP for more than 25 years in several roles, including Partner from 2000 through 2015. At Deloitte, in addition to managing audit accounts with large public companies, he also held significant operations roles and served as Chief of Staff to the CEO of Audit. He was a Certified Public Accountant and holds a B.A. from Hamilton College, an M.S. in Accounting from the University of Hartford, and an M.B.A. from the Wharton School at the University of Pennsylvania.
David Kallery.   David Kallery has served as our President since February 2022 and has served as the President of Inspirato LLC since March 2013. Mr. Kallery previously served as Inspirato LLC’s Chief Customer Officer from November 2012 to March 2013. Before joining Inspirato, Mr. Kallery served in a variety of senior executive roles at Exclusive Resorts from December 2004 to March 2012, including Chief Operating Officer and Senior Vice President of Sales and Marketing. Prior to that, Mr. Kallery served as Chief Operating Officer at Digital Foundry, Chief Operating Officer at PurpleTie, Vice President for Product and Operations at Visa (NYSE:V), and Director of Market Strategy at United Parcel Services (NYSE: UPS).

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we rely on exemptions from certain of the disclosure requirements that are applicable to companies that are not emerging growth companies. Accordingly, we have included compensation information only for those individuals who served as our principal executive officer any time during the fiscal year, for our two next most highly compensated executive officers serving at fiscal year-end, and for one additional individual who would have been among our two most highly compensated executive officers serving at fiscal year-end had he not terminated his employment mid-year. We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table for Fiscal Year 2023 and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Our named executive officers for fiscal year ended December 31, 2023, were:
•
Eric Grosse, our Chief Executive Officer;

•
Brent Handler, our Former Chief Executive Officer;

•
Robert Kaiden, our Chief Financial Officer;

•
R. Webster Neighbor, our Former Chief Financial Officer; and,

•
David Kallery, our President.

Summary Compensation Table for Fiscal 2023
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2023 and prior years where applicable, as determined under SEC rules.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Eric Grosse Chief Executive Officer	2023	148,076	75,000(2)	0(3)	106,985(4)	330,061
Brent Handler Former Chief Executive Officer	2023	364,791	238,316	2,776,480	233,289(5)	3,612,876
	2022	515,000		10,591,000	52,589	11,158,589
Robert Kaiden Chief Financial Officer	2023	392,306	232,655(6)	2,382,500	64,179(7)	3,071,640
Robert W. Neighbor Former Chief Financial Officer	2023	243,750	138,825	971,768	349,500(8)	1,703,843
	2022	450,000		981,225	54,202	1,485,427
David Kallery President	2023	475,000	39,591	971,768	65,157(9)	1,551,516
	2022	475,000	146,538	981,225	38,303	1,641,066

(1)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted, computed on the basis of the fair market value of the underlying shares of our Class A Common Stock on the grant date in accordance with FASB ASC Topic 718. The actual value that the named executive officer will realize on each RSU will depend on the price per share of our shares of Class A Common Stock at the time shares underlying the RSUs are sold. Accordingly, these amounts do not necessarily correspond to the actual value recognized or that may be recognized by our named executive officers.

(2)
Amount represents half of a one-time sign on bonus of $150,000. The remaining half was paid on January 1, 2024.

(3)
As outlined in Mr. Grosse’s Executive Employment Agreement, Inspirato committeed on September 25, 2023 to grant Mr. Grosse an award equivalent to $4,000,000 based on the closing price on September 25, 2023. However, the RSUs were not granted in 2023 and will be awarded in 2024 and included in Mr. Grosse’s summary compensation for Fiscal 2024.

(4)
The amount includes $1,500 for matching contributions under our 401(k) plan, $38,730 for personal use of travel benefits with Inspirato, valued at the same amount as would be charged to members, $40,773 for housing and commuting expenses for Mr. Grosse to travel from his home in California to Inspirato headquarters regularly, $25,802 in tax gross ups for housing and commuting expenses and $180 for cell phone usage reimbursement.

(5)
The amount includes $1,500 for matching contributions under our 401(k) plan, $74,603 for personal use of travel benefits with Inspirato, valued at the same amount as would be charged to members, $150,208 in severance payments and $5,928 in COBRA payments pursuant to Mr. Handler’s Separation and Release Agreement, and $1,050 for cell phone usage reimbursement.

(6)
The amount includes a $200,000 one-time sign on bonus and $32,655 bonus for 2023 performance.

(7)
The amount includes $1,500 for matching contributions under our 401(k) plan, $264 for personal use of travel benefits with Inspirato, valued at the same amount as would be charged to members, $40,263 for housing and commuting expenses for Mr. Kaiden to regularly travel from his home in California to Inspirato headquarters in Denver, Colorado, $21,282 in tax gross ups for housing and commuting expenses, and $870 for cell phone usage reimbursement.

(8)
The amount includes $1,500 for matching contributions under our 401(k) plan, $32,266 for personal use of travel benefits with Inspirato, valued at the same amount as would be charged to members, $309,375 in severance payments and $5,608 in COBRA payments pursuant to Mr. Neighbor’s Separation and Release Agreement, and $750 for cell phone usage reimbursement.

(9)
The amount includes $1,500 for matching contributions under our 401(k) plan, $62,187 for personal use of travel benefits with Inspirato, valued at the same amount as would be charged to members, and $1,470 for cell phone usage reimbursement.

Employment Arrangements
Eric Grosse
In September 2023, we entered into an employment agreement with Eric Grosse, our Chief Executive Officer. Mr. Grosse’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms consistent with our other executives. Additionally, Mr. Grosse’s employment agreement provides for an initial grant of restricted stock units with a number of shares determined to have a value of $4,000,000 based on the price per share of our Class A common stock as of September 25, 2023, 25% of which vests on the first anniversary and the remainder vesting in sixteen equal quarterly installments, and that Mr. Grosse will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Grosse will be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Grosse will vest in sixteen equal quarterly installments. Mr. Grosse’s base annual salary is $550,000 and his annual target bonus is 100% of his base annual salary.
Robert Kaiden
In March 2024, we entered into an employment agreement with Robert Kaiden, our Chief Financial Officer, which provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms consistent with our other executives. Additionally, Mr. Kaiden’s employment agreement provides for an initial grant of 125,000 restricted stock units, 35% of which vests on the first anniversary, 8.75% of which vest each quarter for the subsequent four quarters, and 3.75% of which vest each quarter for the subsequent eight quarters thereafter, and that Mr. Kaiden will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to

Mr. Kaiden will be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Kaiden will vest in sixteen equal quarterly installments. Mr. Kaiden’s base annual salary is $500,000 and his annual target bonus is 50% of his base annual salary.
David Kallery
In September 2021, we entered into an employment agreement with David Kallery, our President. Mr. Kallery’s employment agreement provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us consistent with our other executives. Additionally, Mr. Kallery’s employment agreement provides for an initial grant of an annual equity award in 2022 with a target value of $1,575,000, and that Mr. Kallery will be considered for annual equity awards in each subsequent year, that the size and structure of any annual equity award granted to Mr. Kallery will be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Kallery will vest in sixteen equal quarterly installments. Mr. Kallery’s base annual salary is $475,000 and his annual target bonus is 50% of his base annual salary.
Potential Payments upon Termination or Change in Control
Eric Grosse
Under the terms of his employment agreement, if Mr. Grosse employment is terminated by us without cause or by Mr. Grosse for good reason (as such terms are defined in Mr. Grosse’s employment agreement), then Mr. Grosse will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•
payments, less applicable withholdings, equal to the sum of 12 months of his annual base salary as in effect immediately prior to such qualifying termination, payable in 24 equal monthly payments;

•
a lump sum payment, less applicable withholdings, equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 100% of his target annual bonus as in effect immediately prior to the date of such qualifying termination;

•
a monthly payment, less applicable withholdings, equal to the estimated cost of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Grosse and his eligible dependents, if any, for 18 months; and

•
accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards as follows:

Date	Vesting Percentage
Start Date through 180 days of employment	50%
181 through 270 days of employment	75%
271 days of employment and beyond	100%
Robert Kaiden
Under the terms of his employment agreement, if Mr. Kaiden’s employment is terminated by us without cause or by Mr. Kaiden for good reason (as such terms are defined in Mr. Kaiden’s employment agreement), then Mr. Kaiden will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:

•
an amount equal to the sum of 12 months of his annual salary as in effect immediately prior to such qualifying termination;

•
an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 100% of his annual target bonus as in effect immediately prior to the date of such qualifying termination;

•
a monthly payment, less applicable withholdings, equal to the estimated cost of premiums for coverage under COBRA, for Mr. Kaiden and his eligible dependents, if any, for 18 months

•
accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

David Kallery
Under the terms of his employment agreement, if Mr. Kallery’s employment is terminated by us without cause or by Mr. Kallery for good reason (as such terms are defined in Mr. Kallery’s employment agreement), then Mr. Kallery will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations, or the continuing obligations:
•
an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

•
an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

•
a monthly payment, less applicable withholdings, equal to the estimated cost of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Kallery and his eligible dependents, if any, for 18 months; and

•
the post-termination exercise period for any stock options will be extended for up to one year after the termination of employment, and (i) if a change in control (as such term is defined in Mr. Kallery’s employment agreement), occurs prior to, concurrent with, or within three months following Mr. Kallery’s date of termination, 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards, or (ii) if a change in control has not or does not occur in the circumstances described in (i), 50% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

Severance Agreements
Neighbor Separation Agreement
On August 21, 2023, we entered into a Separation and Release Agreement (the “Neighbor Separation Agreement”) with R. Webster Neighbor, the Company’s former Chief Financial Officer. Pursuant to the Neighbor Separation Agreement, Mr. Neighbor will be entitled to (i) severance payments in an aggregate gross amount of $900,000, representing two years of Mr. Neighbor’s annual base salary; (ii) bonus payments in an aggregate gross amount of $450,000, representing 200% of Mr. Neighbor’s 2023 annual target bonus; (iii) accelerated vesting of 1,014,615 shares of the Company’s Class V common stock that were unvested as of the date of Mr. Neighbor’s termination; (iv) accelerated vesting of 252,736 shares of the Company’s Class A common stock that were subject to unvested restricted stock units (“RSUs”) as of the date of Mr. Neighbor’s termination (with the remaining 512,149 RSUs that were unvested as of the date of Mr. Neighbor’s termination being forfeited for no consideration); and (v) co-payment of Mr. Neighbor’s COBRA premiums for a period of up to 24 months, in an amount equal to the employer portion of Mr. Neighbor’s health insurance had Mr. Neighbor remained employed by the Company through such period. All cash payments will be subject to applicable tax withholding and will, in general, be paid in 48 bimonthly installments in accordance with the terms of the Neighbor Separation Agreement. In consideration for such benefits, Mr. Neighbor agreed to a general release of claims in favor of the Company, not to make disparaging statements about the Company and to customary confidentiality and cooperation covenants.

Handler Separation Agreement
On September 22, 2023, we entered into a Separation and Release Agreement (the “Handler Separation Agreement”) with Brent Handler, the Company’s former Chief Executive Officer. Pursuant to the Handler Separation Agreement, Mr. Handler will be entitled to (i) severance payments in an aggregate gross amount of $515,000, representing 12 months of Mr. Handler’s annual base salary to be paid in 24 equal bimonthly installments; (ii) a travel allowance credit of $95,433.26 that expired on February 1, 2024; (iii) accelerated vesting of all Mr. Handler’s unvested equity awards to occur at such time as Mr. Handler ceases to be a member of the Board; (iv) reimbursement of up to $7,500 of legal fees incurred by Mr. Handler in connection with the Handler Separation Agreement; and (v) co-payment of Mr. Handler’s COBRA premiums for a period of up to two years, in an amount equal to the employer portion of Mr. Handler’s health insurance had Mr. Handler remained employed by the Company through such period.
In consideration for such benefits, Mr. Handler agreed to a general release of claims in favor of the Company, and to customary confidentiality and cooperation covenants. Additionally, Mr. Handler agreed that for so long as he remains a member of the Board, he shall be entitled only to Company-paid personal use of travel benefits with the Company commensurate with other Board members, in lieu of the Company-paid personal use of travel benefits with the Company to which Mr. Handler is otherwise entitled.
Outstanding Equity Awards at Fiscal 2023 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)(1)
Eric Grosse	5/19/2023	7,894(2)	29,049(3)
Brent Handler	1/17/2023	141,610	521,124(4)
Robert Kaiden	3/21/2023	125,000	460,000(5)
R. Web Neighbor	—	—	—
David Kallery	1/17/2023	37,258	137,109(4)

(1)
Market value is calculated based on the closing price of our Class A Common Stock on December 29, 2023 (the last trading day of our fiscal year), which was $3.68.

(2)
As outlined in Mr. Grosse’s Executive Employment Agreement, Inspirato committed on September 25, 2023 to grant Mr. Grosse an award that is equivalent to $4,000,000. However, this RSU award was granted on March 28, 2024 and therefore was not an outstanding equity award at Fiscal 2023 year-end.

(3)
The securities subject to this award consist of a commitment of ungranted RSUs covering shares of our Class A Common Stock which will vest on the one-year anniversary of the commitment date.

(4)
The securities subject to this award consist of RSUs covering shares of our Class A Common Stock. One-fourth (1/4th) of the shares subject to the award vest on February 20, 2024, and the remaining shares vest in 12 equal quarterly installments beginning on May 20, 2024. Mr. Handler’s RSUs are subject to automatic accelerated vesting upon his cessation of Board service.

(5)
The securities subject to this award consist of RSUs covering shares of our Class A Common Stock. This grant vests on a two-year schedule, 35% of which vests on the first anniversary, 8.75% of which vest each quarter for the next four quarters, and 3.75% of which vest each quarter for the subsequent eight quarters.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.
Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	Class A	931,486	295,824
Equity compensation plans not approved by security holders	0	0	0
Total(2)	0	931,486	295,824

(1)
Includes the Inspirato Incorporated 2021 Equity Incentive Plan.

(2)
The Inspirato LLC 2012 Unit Option Plan (the “2012 Plan”) was adopted by Inspirato LLC prior to the Business Combination. However, we assumed certain equity awards granted pursuant to the 2012 Plan in connection with the Business Combination. As of December 31, 2023, the number of securities to be issued upon exercise of outstanding equity awards pursuant to the 2012 Plan was 204,366 and the weighted-average exercise price of the outstanding options was $15.60.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 27, 2024, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on March 27, 2024, 3,676,039 shares of our Class A common stock and 2,870,964 shares of Class V common stock are outstanding as of March 27, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 27, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 27, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202.
	Class A Common Stock		Class V Common Stock		Total Shares
Name of Beneficial Owner(1)	Number	Percentage	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with KPCB XIV Associates, LLC(2)	594,504	16%	—	—	594,504	9%
Entities affiliated with Institutional Venture Partners XIII, LP(3)	446,983	12%	—	—	446,983	7%
Entities affiliated with W Capital Partners III LP(4)	364,571	10%	—	—	364,571	6%
Entities affiliated with Millennium TVP II (UPG), LLC(5)	288,461	8%	—	—	288,461	4%
Entities affiliated with Revolution Portico Holdings LLC(6)	50,000	1%	838,423	29%	888,423	14%
Named Executive Officers and Directors:
Brent Handler(7)	76,592	2%	1,388,301	48%	1,464,893	22%
Brad Handler(8)	35,542	1%	45,131	1%	80,673	1%
David Kallery(9)	7,256	*	289,099	10%	296,355	4%
Robert Kaiden(10)	—	*	—	—	—	*
Web Neighbor(11)	10,497	*	110,335	3%	120,832	1%
Michael Armstrong(12)	1,203	*	—	—	1,203	*
Scott Berman(12)	3,804	*	—	—	3,804	*
Scot Sellers(13)	28,244	*	76,734	2%	104,978	1%
Ann Payne(12)	1,203	*	—	—	1,203	*
Eric Grosse(12)	1,203	*	—	—	1,203	*
All directors and executive officers as a group (10 persons)	165,544	5%	1,909,600	67%	2,075,144	32%

*
Represents less than 1%.

(1)
Unless otherwise noted, the business address of each of those listed in the table above is c/o Inspirato Incorporated 1544 Wazee Street, Denver, Colorado 80202.

(2)
Based solely on a Schedule 13G filed with the SEC on December 31, 2023 jointly on behalf of Kleiner Perkins Caufield & Byers XIV, LLC (“KPCB XIV”), KPCB XIV Founders Fund, LLC (“KPCB XIV Founders”), and KPCB XIV Associates, LLC (“KPCB XIV Associates”). Consists of (i) 548,133 shares of Class A Common Stock directly owned by KPCB XIV and (ii) 46,371 shares of Class A Common Stock owned by KPCB XIV Founders. KPCB XIV Associates, the managing member of KPCB XIV and KPCB XIV Founders, may be deemed to have sole power to vote or dispose of these shares. The principal business address of each of the entities and individuals identified in this footnote is c/o Kleiner Perkins, 2750 Sand Hill Road, Menlo Park, California 94025.

(3)
Based solely on a Schedule 13D filed with the SEC on March 4, 2024, jointly on behalf of Institutional Venture Partners XIII, LP (“IVP XIII”), Institutional Venture Management XIII LLC (“IVM XIII”), and Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller, and Dennis B. Phelps (the “Managing Directors”). Consists of 446,983 shares of Class A Common Stock held by IVP XIII. IVM XIII is the general partner of IVP XIII. The Managing Directors, as the managing directors of IVM XIII, may be deemed to have shared voting and dispositive control over the shares held by IVP XIII. Each of IVP XIII, IVM XIII and the Managing Directors disclaims beneficial ownership of the shares described in this footnote, except to the extent of its or his respective pecuniary interest therein. The Managing Directors own no securities of the Issuer directly. The principal business address of each of the entities and individuals identified in this footnote is 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(4)
Based solely on a Schedule 13D/A filed with the SEC on February 10, 2023, on behalf of W Capital Partners III, LP, Robert Migliorino, David Wachter and Stephen Wertheimer, the managing members of W Capital Partners III, LP, exercise shared voting and dispositive control over such shares. The managing members disclaim beneficial ownership of all shares held by W Capital Partners III, LP except to the extent of their pecuniary interest therein. The principal business address of each of the entities and individuals identified in this footnote is c/o W Capital Partners, 400 Park Ave, New York, New York 10022.

(5)
Based solely on a Schedule 13D/A filed with the SEC on February 10, 2023, jointly on behalf of Millennium Technology Value Partners II, LP (“Millennium II”), Millennium Technology Value Partners II-A, LP (“Millennium II-A”), Millennium Technology Value Partners II GP, LP (“Millennium II GP”), Millennium TVP II (UGP), LLC (“Millennium II UGP”) and Samuel L. Schwerin. Consists of (i) 199,273 shares of Class A Common Stock held directly by Millennium II and (ii) 89,188 shares of Class A Common Stock held directly by Millennium II-A. Millennium II GP is the general partner of Millennium II and Millennium II-A. Millennium II UGP is the general partner of Millennium II GP. Mr. Schwerin is the manager and sole equity holder of Millennium II UGP. The principal business address of each of the entities and individuals identified in this footnote is 60 East 42nd Street, Suite 2137, New York, New York 10165.

(6)
Based solely on a Schedule 13D filed with the SEC on November 22, 2023, jointly on behalf of Revolution Portico Holdings LLC, Exclusive Resorts LLC, Alps Investment Holdings LLC, Revolution Management Company LLC, and Stephen M. Case. Consists of (i) 838,423 shares of Class V Common Stock held by Revolution Portico Holdings LLC, and (ii) 50,000 shares of Class A Common Stock held by Alps Investment Holdings LLC. Revolution Management Company LLC is the sole manager of Revolution Portico Holdings LLC, Alps Investment Holdings LLC, and Exclusive Resorts LLC. Stephen M. Case serves as the manager of Revolution Management Company LLC and may be deemed to have voting and dispositive control over the shares held by Revolution Management Company LLC. The principal business address of each of the entities and individuals identified in this footnote is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.

(7)
Consists of (i) 51,631 shares of Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 1,243,035 shares of Class V Common Stock held by BRM Ventures, LLC, (iii) 42,218 shares of Class A Common Stock and 32,346 shares of Class V Common Stock held by the Brent L. Handler

Revocable Trust, (iv) 47,543 shares of Class V Common Stock held by the HFIN 2020 Trust, (v) 13,746 shares of Class V Common Stock held by the SLH 2012 Descendants Trust, and (vi) 34,374 shares of Class A Common Stock underlying RSUs held by Mr. Handler in his individual capacity vesting within 60 days of the Ownership Date. Mr. Handler is the Manager of BRM Ventures, LLC, and thus has voting and dispositive control over the shares held by BRM Ventures, LLC. Mr. Handler is the grantor of the Brent L. Handler Revocable Trust, and thus has voting and dispositive control over the shares held by the Brent L. Handler Revocable Trust. Mr. Handler is the designated investment advisor of the HFIN 2020 Trust, and in such capacity has voting and dispositive control over the shares held by HFIN 2020 Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.
(8)
Consists of (i) 18,167 shares of Class A Common Stock and 15,752 shares of Class V Common Stock held by Mr. Handler in his individual capacity, (ii) 15,633 shares of Class V Common Stock held by the Handler Children’s Remainder Trust, (iii) 13,746 shares of Class V Common Stock held by the SLH 2012 Descendants Trust, and (iv) 17,375 shares of Class A Common Stock underlying RSUs held by Mr. Handler in his individual capacity vesting within 60 days of the Ownership Date. Mr. Handler is the trustee of the Handler Children’s Remainder Trust and thus has voting and dispositive control over the shares held by the Handler Children’s Remainder Trust. Brent Handler and Brad Handler are the trustees of the SLH Descendant’s Trust, and each shares voting and dispositive control over the shares held by the SLH Descendant’s Trust.

(9)
Consists of (i) 1,250 shares of Class A Common Stock and 91,905 shares of Class V Common Stock held by Mr. Kallery in his individual capacity, (ii) 115,639 shares of Class V Common Stock held by Patricia Kallery, Mr. Kallery’s spouse, (iii) 81,555 shares of Class V Common Stock held by the David S. Kallery 2021 Trust dated 12/22/21 fbo Patricia K. Kallery for which Patricia Kallery serves as trustee, and (iv) 6,006 shares of Class A Common Stock underlying RSUs held by Mr. Kallery in his individual capacity vesting within 60 days of the Ownership Date.

(10)
Mr. Kaiden was appointed our Chief Financial Officer effective March 21, 2023.

(11)
Consists of (i) 10,497 shares of Class A Common Stock underlying RSUs vesting within 60 days of the Ownership Date and (ii) 110,335 shares of Class V Common Stock of which 59,765 shares may be repurchased by Inspirato at 60 days of the Ownership Date. Mr. Neighbor was our Chief Financial Officer until March 21, 2023.

(12)
Consists of shares of Class A Common Stock underlying RSUs vesting within 60 days of the Ownership Date.

(13)
Consists of (i) 57,538 shares of Class V Common Stock held by Elk Sierra, LLC, (ii) 12,173 shares of Class A Common Stock and 19,196 shares of Class V Common Stock held by Mr. Sellers in his individual capacity, (iii) 14,868 shares of Class A Common Stock subject to stock options exercisable within 60 days of the Ownership Date, and (iv) 1,203 shares of Class A Common Stock underlying RSUs held by Mr. Sellers vesting within 60 days of the Ownership Date. As the sole member and manager of Elk Sierra, LLC, Mr. Sellers has sole voting and dispositive control over the shares held by Elk Sierra, LLC. The principal business address of Elk Sierra, LLC and Mr. Sellers is 11757 Magnolia Park Court, Las Vegas, Nevada 89141.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2021, and each currently proposed transaction, in which:
•
we have been or are to be a participant;

•
the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) 1% of the average of Inspirato’s total assets at year-end for the last two completed fiscal years;

•
any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Sponsor Subscription Agreement
On February 10, 2022, the Thayer Ventures Acquisition Holdings LLC, the sponsor of our legal predecessor Thayer entered into the Sponsor Subscription Agreement, with Thayer and Inspirato LLC, pursuant to which Inspirato LLC agreed to waive Thayer’s obligation to satisfy the $140 million minimum cash condition contained in the Business Combination Agreement, dated as of June 30, 2021, by and among Thayer, Inspirato LLC and the other parties thereto (the “Business Combination Agreement”). In consideration for this waiver, Thayer Ventures Acquisition Holdings LLC agreed to (i) forfeit an additional 3,250 shares of Thayer’s Class B common stock and (ii) purchase 24,509 shares of our Class A common stock for $204 per share, for aggregate proceeds of approximately $5.0 million, in a private placement on April 7, 2022. In connection with the private placement Thayer waived its right to appoint a director to our board of directors. All amounts provided above are after adjustment for a 20 to 1 reverse stock split on October 17, 2023.
Exclusive Resorts
In December 2013, we entered into a commercial agreement with Exclusive Resorts which provides that Exclusive Resorts members may purchase our subscriptions without paying an initiation fee. We then provide certain hospitality services to the Exclusive Resorts’ members that are also our members and these members can book vacations with us using such member’s Exclusive Resorts annual dues. Exclusive Resorts pays us for Exclusive Resorts’ members’ usage of our benefits and services. In the years ended December 31, 2022 and 2023, balances due from Exclusive Resorts under these arrangements were approximately $0.7 million and $0.8 million, respectively.
PIPE Investment
In connection with the Business Combination Agreement, in June 2021, certain investors entered into Subscription Agreements with Thayer, pursuant to which such investors subscribed for shares of our Class A common stock. Brent Handler Revocable Trust, an entity affiliated with Brent Handler, our former Chief Executive Officer and current director, purchased 50,000 shares of our Class A common stock, Brad Handler, our Executive Chairman and director, purchased 16,750 shares of our Class A common stock, and David Kallery, our President, purchased, 1250 shares of our Class A common stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other investors. KPCB Holdings, Inc., an entity affiliated with KPCB Investment I, Inc., which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 30,562 shares of our Class A common stock, Institutional Venture Partners XIII, LP, an entity affiliated with Inspirato Group, Inc. (IVP), which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 28,500 shares of our Class A common stock, Alps Investment Holdings LLC, an entity affiliated with Revolution Portico LLC, which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 25,000 shares of our Class A common stock, and W Capital Partners III, LP, an entity affiliated with W Capital Partners III IBC, Inc., which beneficially owned more than 5% of the outstanding shares of our common stock, purchased 19,757 shares of our Class A common stock, each pursuant to a Subscription Agreement on substantially the same terms and conditions as the other investors. All share amounts provided above are after adjustment for a 20 to 1 reverse stock split on October 17, 2023.

Lease Transactions
In June 2021, we approved a transaction whereby Brent Handler, our former Chief Executive Officer and director, and Brad Handler, our Executive Chairman and director, each agreed to acquire a condominium from a third-party developer in Charleston, South Carolina and agreed to lease these condominiums to us. Construction of the properties is expected to be completed in 2024 and upon issuance of the certificates of occupancy, Brent and Brad Handler have agreed to purchase the properties. We have entered into lease agreements with each of Brad and Brent Handler on terms substantially similar to other landlords on our standard lease. Monthly payments under the lease agreements are expected to be approximately $13,000 for each property. We expect to make monthly payments of approximately $2,500 and $2,400 to Brent Handler and Brad Handler, respectively, through the construction completion date, but not to exceed 36 months, to offset upfront investment costs. Such monthly amounts were computed at 5.5% of the 20% upfront deposit to be paid annually.
Employment Agreements
We have entered into employment agreements and offer letter agreements with certain of our executive officers. See the section entitled “Executive Compensation — Employment Arrangements” and the following description of our employment agreements with Brad Handler.
In September 2021, we entered into an employment agreement with Brad Handler as Executive Chairman that provides for an annual base salary, eligibility to receive an annual target bonus, eligibility to participate in employee benefit or group insurance plans maintained from time to time by us, and certain travel benefits with us on terms consistent with those that have been in place since 2014. In 2022, Mr. Handler was paid $248,878 of salary and a bonus of $100,000 for performance in 2021. In 2023 Mr. Handler was paid $257,500 of salary and a bonus of $59,579 for performance in 2022. Additionally, Mr. Handler’s employment agreement provides for an initial grant of restricted stock units in 2022 with a number of shares determined to have a value of $6,250,000 based on the then-current price of Class A common stock, vesting in sixteen equal quarterly installments, and that Mr. Handler will be considered for annual equity awards in each subsequent year. The agreement further provides that the size and structure of any annual equity award granted to Mr. Handler will be established at the time of grant by our compensation committee, and, unless determined otherwise at the time of grant by our compensation committee, the service-based portion of any annual equity award granted to Mr. Handler will vest in sixteen equal quarterly installments Mr. Handler’s base annual salary is $257,500 and his annual target bonus is 37.5% of his base annual salary.
Under the terms of his employment agreement, if Mr. Handler’s employment is terminated by us without cause or by Mr. Handler for good reason (as such terms are defined in Mr. Handler’s employment agreement), then Mr. Handler will become eligible to receive the following benefits if he timely signs and does not revoke a release of claims in our favor and complies with his continuing restrictive covenant obligations:
•
an amount equal to the sum of 24 months of his annual base salary as in effect immediately prior to such qualifying termination, payable bi-monthly over 24 months in substantially equal installments, less applicable withholdings;

•
an amount equal to the sum of (i) any incentive compensation determined to have been earned in respect of the year preceding the year of termination but not yet paid, and (ii) 200% of his annual bonus as in effect immediately prior to the date of such qualifying termination, less applicable withholdings;

•
subject to Mr. Handler’s co-payment of premium amounts at the applicable active employees’ rate and Mr. Handler’s proper election to receive benefits under COBRA, we will pay to the group health plan provider, the COBRA provider or Mr. Handler a monthly payment, for up to 24 months, equal to the monthly employer contribution that Inspirato would have made to provide health insurance to Mr. Handler if Mr. Handler had remained employed by Inspirato during such period; and

•
the post-termination exercise period for any stock options will be extended for up to two and one-half years after the termination of employment, and (i) 100% accelerated vesting and exercisability (as applicable) of all outstanding time-based equity awards.

Indemnification Agreements
We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, whether the transaction would affect the independence of any director and is on terms that reflect an arms-length transaction as well as the extent of the related person’s interest in the transaction.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any transaction available to all U.S. employees generally. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2025 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 5, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Inspirato Incorporated
Attention: Corporate Secretary
1544 Wazee Street
Denver, Colorado 80202
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
no earlier than 8:00 a.m., Mountain Daylight Time, on January 16, 2025, and
no later than 5:00 p.m., Mountain Daylight Time, on February 17, 2025.
In the event that we hold our 2025 annual meeting more or less than 30 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
no earlier than 8:00 a.m., Mountain Daylight Time, on the 120th day prior to the day of our 2025 annual meeting, and no later than 5:00 p.m., Mountain Daylight Time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2023, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

2023 Annual Report
Our financial statements for our fiscal year ended December 31, 2023, are included in on Form 10-K (“2023 Annual Report), which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investor.inspirato.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2023 Annual Report, free of charge, by sending a written request to Inspirato Incorporated, 1544 Wazee Street, Denver, Colorado 80202, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Denver, Colorado
April 4, 2024

Annex A
INSPIRATO INCORPORATED
2021 EQUITY INCENTIVE PLAN
First Amendment
THIS FIRST AMENDMENT to the Inspirato Incorporated 2021 Equity Incentive Plan (the “Plan”) is adopted as of February 7, 2024.
WHEREAS, the Board of Directors (the “Board”) of Inspirato Incorporated (the “Company”) has the general authority to amend the Plan pursuant to Section 19 of the Plan;
WHEREAS, the Board desires to amend the Plan (i) to increase the number of shares of Company common stock available for issuance under the Plan by the maximum number of shares that may be issuable under the Performance Awards that were issued as of even date herewith, and (ii) to provide that the Plan’s share reserve will be reduced by any shares that are not delivered pursuant to such Performance Awards, in each case subject to and effective upon approval of this First Amendment by the Company’s stockholders.
NOW THEREFORE, the Board hereby amends the Plan as follows:
1.
Increase in Share Reserve.   Subject to and effective upon approval of this First Amendment by the Company’s stockholders, Section 3(a)(iii) of the Plan is hereby redesignated as Section 3(a)(iv) of the Plan, and a new Section 3(a)(iii) of the Plan is hereby adopted as follows:

“(iii) 540,000 Shares, which is the maximum number of Shares issuable under the Performance Awards that were approved on February 7, 2024 and could be granted under the Plan, plus”
2.
No Return of Shares to Reserve.   Subject to and effective upon approval of this First Amendment by the Company’s stockholders, Section 3(c)(iii) of the Plan is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, Shares covered by the 2024 PSUs that are not earned, fail to vest, or are otherwise forfeited to the Company will not become available for future issuance under the Plan.”
3.
Effect on Plan.   The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this First Amendment.

This First Amendment to the Plan was adopted by action of the Board on date first indicated above.

INSPIRATO INCORPORATED
2021 EQUITY INCENTIVE PLAN
Adopted by the Board on    , 2021
Approved by the Company’s stockholders on     , 2021
Conformed copy incorporating the First Amendment adopted by the Board on February    , 2024
1.   Purposes of the Plan; Award Types
(a)   Purposes of the Plan.   The purposes of this Plan are to attract and retain personnel for positions with the Company Group, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
(b)   Award Types.   The Plan permits the grant of Incentive Stock Options to any ISO Employee and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards to any Service Provider.
2.   Definitions.   The following definitions are used in this Plan:
(a)   “Administrator” means Administrator as defined in Section 4(a).
(b)   Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Shares under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(c)   Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
(d)   Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.
(e)   Board” means the Board of Directors of the Company.
(f)   Change in Control” means the occurrence of any of the following events:
(i)   A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control and provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 2(f)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)   A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For purposes of this Section 2(f)(ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)   A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 2(f)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:
(1)   a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or
(2)   a transfer of assets by the Company to:
(A)   a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(B)   an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(C)   a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(D)   an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2(f)(iii)(2)(A) to Section 2(f)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2(f).
(iv)   A transaction will not be a Change in Control:
(1)   unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or
(2)   if its primary purpose is to (1) change the jurisdiction of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)   “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued or other official applicable guidance of general or direct applicability promulgated under such section or regulation, and any comparable provision of any future legislation, regulation or official guidance of general or direct applicability amending, supplementing or superseding such section or regulation.
(h)   “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.

(i)   “Common Stock” means the Class A common stock of the Company.
(j)   “Company” means Inspirato Incorporated, a Delaware corporation, or any of its successors.
(k)   “Company Group” means the Company, any Parent or Subsidiary, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(l)   “Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.
(m)   “Director” means a member of the Board.
(n)   “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)   “Effective Date” means the date of the consummation of the merger by and between the Company, Thayer Ventures Acquisition Corporation, and certain other parties, pursuant to that certain Business Combination Agreement dated June 30, 2021 (such merger, the “Merger”).
(p)   “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company (such an Employee, an “ISO Employee”). Notwithstanding, Options awarded to individuals not providing services to the Company or a Subsidiary of the Company should be carefully structured to comply with the payment timing rule of Code Section 409A. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
(q)   “Exchange Act” means the U.S. Securities Exchange Act of 1934.
(r)   “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(s)   “Exercise Price” means the price payable per share to exercise an Award.
(t)   “Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date; provided, however, that any broker-assisted cashless exercise of an Option granted hereunder must be completed by the close of market trading on the Expiration Date.
(u)   “Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)   If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable;
(iii)   Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other day other than a Trading Day, the Fair Market Value will be the price as determined under subsections (u)(i) or (u)(ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(v)   “Fiscal Year” means a fiscal year of the Company.
(w)   “Grant Date” means Grant Date as defined in Section 4(c).
(x)   “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.
(y)   “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(z)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(aa)   “Option” means a right to acquire Shares granted under Section 6.
(bb)   “Outside Director” means a Director who is not an Employee.
(cc)   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(dd)   “Participant” means the holder of an outstanding Award.
(ee)   “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
(ff)   “Performance Period” means Performance Period as defined in Section 10(a)
(gg)   “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(hh)   “Plan” means this 2021 Equity Incentive Plan.
(ii)   “Restricted Stock” means Shares issued under an Award granted under Section 8 or issued as a result of the early exercise of an Option.
(jj)   “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, granted under Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)   “Securities Act” means U.S. Securities Act of 1933.
(ll)   “Service Provider” means an Employee, Director or Consultant.
(mm)   “Share” means a share of the Common Stock as adjusted in accordance with Section 13 of the Plan.
(nn)   “Stock Appreciation Right” means an Award granted under Section 7.
(oo)   “Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f), in relation to the Company.
(pp)   “Tax Withholdings” means tax, social insurance and social security liability or premium obligations in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or a member of the Company Group, (ii) the Participant’s and, to the extent required by the Company, the fringe benefit tax liability of the Company or a member of the Company Group, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares issued under the Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award, the Shares subject to, or other amounts or property payable under, an Award, or otherwise associated with or related to participation in the Plan and with respect to which the Company or the applicable member of the Company Group has either agreed to withhold or has an obligation to withhold.
(qq)   “Ten Percent Owner” means Ten Percent Owner as defined in Section 6(b)(i).
(rr)   “Trading Day” means a day on which the primary stock exchange or national market system (or other trading platform, as applicable) on which the Common Stock trades is open for trading.
(ss)   “Transaction” means Transaction as defined in Section 14(a).
3.   Shares Subject to the Plan.
(a)   Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:
(i)   795,000 Shares, plus
(ii)   any Shares subject to stock options or other awards that are assumed in the Merger (“Assumed Awards”) and that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan under this clause (ii) equal to 373,000 Shares, plus
(iii)   540,000 Shares, which is the maximum number of Shares issuable under the Performance Awards that were approved on February 7, 2024 and could be granted under the Plan (the “2024 PSUs”), plus
(iv)   any additional Shares that become available for issuance under the Plan under Sections 3(b) and 3(c).
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.
(b)   Automatic Share Reserve Increase.   The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2022 Fiscal Year, in an amount equal to the least of:
(i)   995,000 Shares,

(ii)   5% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and
(iii)   a lesser number of Shares determined by the Administrator.
(c)   Share Reserve Return.
(i)   Options and Stock Appreciation Rights.   If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.
(ii)   Stock Appreciation Rights.   Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan.
(iii)   Full-Value Awards.   Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, or stock-settled Performance Awards that are reacquired by the Company due to failure to vest or are forfeited to the Company will become available for future issuance under the Plan. Notwithstanding the foregoing, Shares covered by 2024 PSUs that are not earned, fail to vest, or are otherwise forfeited to the Company will not become available for future issuance under the Plan.
(iv)   Withheld Shares.   Shares used to pay the Exercise Price of an Award or to satisfy Tax Withholdings related to an Award will become available for future issuance under the Plan.
(v)   Cash-Settled Awards.   If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.
(d)   Incentive Stock Options.   The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 300% of the aggregate Share number stated in Section 3(a) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 3(b) and 3(c).
(e)   Adjustment.   The numbers provided in Sections 3(a), 3(b), and 3(d) will be adjusted as a result of changes in capitalization and any other adjustments under Section 13.
(f)   Substitute Awards.   If the Committee grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or becomes a part of any member of the Company group, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.
(g)   Share Reserve.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.   Administration of the Plan.
(a)   Procedure.
(i)   The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.
(ii)   To the extent permitted by Applicable Laws, the Board or a Committee may delegate to one or more subcommittees of the Board or a Committee or officers the authority to grant Awards to Employees of the Company or any of its Subsidiaries, provided that the delegation must comply with any limitations on the authority required by Applicable Laws, including the total number of Shares that may be subject to the Awards granted by such officer(s). This delegation may be revoked at any time by the Board or Committee.
(b)   Powers of the Administrator.   Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including:
(i)   to determine the Fair Market Value;
(ii)   to approve forms of Award Agreements for use under the Plan;
(iii)   to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;
(iv)   to determine the number of Shares to be covered by each Award granted;
(v)   to determine the terms and conditions, consistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time(s) when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;
(vi)   to institute and determine the terms and conditions of an Exchange Program;
(vii)   to construe interpret the Plan and make any decisions necessary to administer the Plan, including but not limited to determining whether and when a Change in Control has occurred;
(viii)   to establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or obtaining tax-favorable treatment for Awards granted to Service Providers located outside the U.S., in each case as the Administrator may deem necessary or advisable;
(ix)   to interpret, modify or amend each Award (subject to Section 19), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards;
(x)   to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 16;
(xi)   to delegate ministerial duties to any of the Company’s employees;
(xii)   to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective;
(xiii)   to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes, provided that, unless prohibited by Applicable Laws, such suspension shall be lifted in all cases not less than 10 Trading Days before the last date that the Award may be exercised;
(xiv)   to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award; and
(xv)   to make any determinations necessary or appropriate under Section 13
(c)   Grant Date.   The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

(d)   Waiver.   The Administrator may waive any terms, conditions or restrictions.
(e)   Fractional Shares.   Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(f)   Electronic Delivery.   The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(g)   Choice of Law; Choice of Forum.   The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(h)   Effect of Administrator’s Decision.   The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
5.   Eligibility.   Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.   Stock Options.
(a)   Stock Option Award Agreement.   Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.
(b)   Exercise Price.   The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator and stated in the Award Agreement, subject to the following:
(i)   In the case of an Incentive Stock Option:
(1)   granted to an ISO Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary (a “Ten Percent Owner”), the Exercise Price for the Shares to be issued will be no less than 110% of the Fair Market Value per Share on the date of grant; and
(2)   granted to any ISO Employee other than a Ten Percent Owner, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)   In the case of a Nonstatutory Stock Option, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value per Share on the date of grant.
(iii)   Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code or (ii) to a Service Provider that is not a U.S. taxpayer.

(c)   Form of Consideration.   The Administrator will determine the acceptable form(s) of consideration for exercising an Option. Unless the Administrator determines otherwise, the consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws:
(i)   cash;
(ii)   check or wire transfer;
(iii)   promissory note, if and to the extent approved by the Company;
(iv)   other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v)   consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award;
(vi)   consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award; and
(vii)   any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Administrator).
The Administrator has the power to remove or limit any of the above forms of consideration for exercising an Option, except for the payment of cash, at any time in its sole discretion.
(d)   Term of Option.   The term of each Option will be determined by the Administrator and stated in the Award Agreement, provided that, in the case of an Incentive Stock Option: (a) granted to a Ten Percent Owner, the Option may not be exercisable after the expiration of 5 years from the date such Option is granted, or such shorter term as may be provided in the Award Agreement; and (b) granted to an ISO Employee other than a Ten Percent Owner, the Option may not be exercisable after the expiration of 10 years from the date such Option is granted term, or such shorter term as may be provided in the Award Agreement.
(e)   Incentive Stock Option Limitations.
(i)   To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as nonstatutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose, the fair market value of the shares subject to an option will be determined as of the grant date of each option.
(ii)   If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 6(b) and 6(d), then the Option will not qualify as an Incentive Stock Option.
(f)   Exercise of Option.   An Option is exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable Tax Withholdings).
Shares issued upon exercise of an Option will be issued in the name of the Participant.

Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 3(c)) and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(i)   Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within 30 days of such cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of such cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(ii)   Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within 6 months of cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent the Option is vested on the date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)   Death of Participant.   If a Participant dies while a Service Provider, the Option may be exercised within 6 months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of the beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option is exercised pursuant to this Section 6(f)(iii), Participant’s designated beneficiary or personal representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(g)   Expiration of Options.   Subject to Section 6(d), an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 6(f), 13, 14, or 17(d)) or under the Award Agreement.
(h)   Tolling of Expiration.   If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided, however, that this tolling of expiration shall not apply if and to the extent the holder of such Option is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Option would be subject to additional taxation or interest under Section 409A. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Option will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 20(a) and (y) its Expiration Date.
7.   Stock Appreciation Rights.
(a)   Stock Appreciation Right Award Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares subject to the Stock Appreciation Right, its per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines.
(b)   Exercise Price.   The Exercise Price of a Stock Appreciation Right will be determined by the Administrator, provided that in the case of a Stock Appreciation Right granted to a U.S. taxpayer, the Exercise Price will be no less than 100% of the Fair Market Value of a Share on the date of grant.
(c)   Payment of Stock Appreciation Right Amount.   Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate fair market value equal to the amount of payment to be made under the Award), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i)   the excess, if any, between the fair market value on the date of exercise over the Exercise Price multiplied by
(ii)   the number of Shares with respect to which the Stock Appreciation Right is exercised.
(d)   Exercise of Stock Appreciation Right.   A Stock Appreciation Right is exercised when the Company receives a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Stock Appreciation Right. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease (x) the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised and (y) the number of Shares thereafter available under the Plan by the number of Shares issued upon such exercise.
(e)   Expiration of Stock Appreciation Rights.   A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under the Plan (including pursuant to Sections 13, 14, or 16(c)) or under the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)   Tolling of Expiration.   If exercising a Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided, however, that this tolling of expiration shall not apply if and to the extent the holder of such Stock Appreciation Right is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Stock Appreciation Right would be subject to additional taxation or interest under Section 409A. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Stock Appreciation Right will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 20(a) and (y) its Expiration Date.
8.   Restricted Stock.
(a)   Restricted Stock Award Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the number of Shares subject to the Award of Restricted Stock and such other terms and conditions as the Administrator determines. For the avoidance of doubt, Restricted Stock may be granted without any Period of Restriction (e.g., fully vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow while unvested.
(b)   Restrictions.
(i)   Except as provided in this Section 8(b) or the Award Agreement, while unvested, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated.
(ii)   While unvested, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii)   Service Providers holding a Share covered by an Award of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares while such Shares are unvested, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares with respect to which they were paid have lapsed.
(iv)   Except as otherwise provided in this Section 8(b) or an Award Agreement, a Share covered by each Award of Restricted Stock made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.
(v)   The Administrator may impose (prior to grant) or remove (at any time) any restrictions on Shares covered by an Award of Restricted Stock.
9.   Restricted Stock Units.
(a)   Restricted Stock Unit Award Agreement.   Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units subject to the Award of Restricted Stock Units and such other terms and conditions as the Administrator determines.
(b)   Vesting Criteria and Other Terms.   The Administrator will set vesting criteria, if any, that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c)   Earning Restricted Stock Units.   Upon meeting any applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 9(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.

(d)   Form and Timing of Payment.   Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement and determined by the Administrator. Unless otherwise provided in the Award Agreement, the Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
10.   Performance Awards.
(a)   Award Agreement.   Each Performance Award will be evidenced by an Award Agreement that will specify the specify any time period during which any performance objectives or other vesting provisions, if any, will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines.
(b)   Objectives or Vesting Provisions and Other Terms.   The Administrator will set objectives or vesting provisions that, depending on the extent to which the objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c)   Form and Timing of Payment.   Payment of earned Performance Awards will be made at the time(s) specified in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment or, in the discretion of the Administrator, at the time of grant.
(d)   Value of Performance Awards.   Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.
(e)   Earning Performance Awards.   After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
11.   Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations/Change of Status.
(a)   Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations.   Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be adjusted or suspended during any unpaid leave of absence in accordance with the Company’s leave of absence policy in effect at the time of such leave. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or within the Company Group. In addition, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, if, after the date of grant of a Participant’s Award, the Participant commences working on a part-time or reduced work schedule basis, the vesting of such Award will be adjusted in accordance with the Company’s reduced work schedule/ part-time policy then in effect. Adjustments or suspensions of vesting pursuant to this Section shall be accomplished in a manner that is exempt from or complies with the requirements of Code Section 409A and the regulations and guidance thereunder.
(b)   Employment Status.   A Participant will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company (or member of the Company Group) or between the Company or any member of the Company Group.
(c)   Incentive Stock Options.   With respect to Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the first day of such leave any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.   Transferability of Awards.   Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
13.   Adjustments; Dissolution or Liquidation.
(a)   Adjustments.   If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 3. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of Shares or other securities of the Company will not be treated as an event that will require adjustment.
(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant, at such time prior to the effective date of such proposed transaction as the Administrator determines. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
14.   Change in Control or Merger.
(a)   Administrator Discretion.   If a Change in Control or a merger of the Company with or into another entity occurs (each, a “Transaction”), each outstanding Award will be treated as the Administrator determines (subject to the provisions of this Section), without a Participant’s consent, including that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation (or an affiliate thereof) or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.
(b)   Identical Treatment Not Required.   The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the Transaction.
(c)   Continuation.   An Award will be considered continued if, following the Change in Control or merger:
(i)   the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares) and the Award otherwise is continued in accordance with its terms (including vesting criteria), subject to Section 14(c)(iii) below and Section 13(a); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; or

(ii)   the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’ rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Change in Control. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.
(iii)   Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Transaction corporate structure will not invalidate an otherwise valid Award assumption.
(d)   Modification.   The Administrator will have authority to modify Awards in connection with a Change in Control or merger:
(i)   in a manner that causes the Awards to lose their tax-preferred status,
(ii)   to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the Transaction the Option may only be exercised only to the extent it is vested;
(iii)   to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv)   to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the Transaction.
(e)   Non-Continuation.   If the successor corporation does not continue an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In no event will vesting of an Award accelerate as to more than 100% of the Award. Unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if Options or Stock Appreciation Rights are not continued when a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).

15.   Outside Director Grants.
(a)   With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise outstanding Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement, a Company policy related to Director compensation, or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, that specifically references this default rule.
(b)   No Outside Director may be paid, issued or granted, in any Fiscal Year, cash retainer fees and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $750,000, increased to $1,500,000 in connection with his or her initial service (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)). Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 15(b).
16.   Tax Matters.
(a)   Withholding Requirements.   Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any Tax Withholding are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding with respect to such Award or Shares subject to an Award (including upon exercise of an Award).
(b)   Withholding Arrangements.   The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Withholding, in whole or in part (including in combination) by (without limitation) (i) requiring the Participant to pay cash, check or other cash equivalents, (ii) withholding otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld or such greater amount (including up to a maximum statutory amount) as the Administrator may determine or permit if such amount does not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (iii) forcing the sale of Shares issued pursuant to an Award (or exercise thereof) having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or any greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (iv) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or any greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (vi) having the Company or a Parent or Subsidiary withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary, or (vii) such other consideration and method of payment for the meeting of Tax Withholding as the Administrator may determine to the extent permitted by Applicable Laws, provided that, in all instances, the satisfaction of the Tax Withholding will not result in any adverse accounting consequence to the Company, as the Administrator may determine in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date the amount of tax to be withheld is calculated or such other date as Administrator determines is applicable or appropriate with respect to the Tax Withholding calculation.
(c)   Compliance With Code Section 409A.   Unless the Administrator determines that compliance with Code Section 409A is not necessary, it is intended that Awards will be designed and operated so that they are either exempt or excepted from the application of Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 16(c) is not a guarantee to any Participant of the consequences of his or her Awards. In no event will the Company have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Participant for any taxes that may be imposed or other costs that may be incurred, as a result of Section 409A.
17.   Other Terms.
(a)   No Effect on Employment or Service.   Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship at any time free from any liability or claim under the Plan.
(b)   Interpretation and Rules of Construction.   The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
(c)   Plan Governs.   In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail.
(d)   Forfeiture Events.
(i)   All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 17(d)(i) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.
(ii)   The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant that would constitute cause for termination of such Participant’s status as a Service Provider.
18.   Term of Plan.   Subject to Section 21, the Plan will become effective upon the later to occur of (a) its adoption by the Board, (b) approval by the Company’s stockholders, or (c) the Effective Date. The Plan will continue in effect until terminated under Section 19, but (i) no Incentive Stock Options may be granted after 10 years from the earlier of the Board or stockholder approval of the Plan and (ii) Section 3(b) relating to automatic share reserve increase will operate only until the tenth anniversary of the earlier of the Board or stockholder approval of the Plan.
19.   Amendment and Termination of the Plan.
(a)   Amendment and Termination.   The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan or any part thereof, at any time and for any reason.
(b)   Stockholder Approval.   The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c)   Consent of Participants Generally Required.   Subject to Section 19(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement authorized by the Administrator between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d)   Exceptions to Consent Requirement.
(i)   A Participant’s rights will not be deemed to have been materially impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and
(ii)   Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done
(iii)   in a manner specified by the Plan,
(iv)   to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(v)   to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(vi)   to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Code Section 409A(a)(1)(B), or
(vii)   to comply with other Applicable Laws.
20.   Conditions Upon Issuance of Shares.
(a)   Legal Compliance.   The Company will make good faith efforts to comply with all Applicable Laws related to the issuance of Shares. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)   Investment Representations.   As a condition to the exercise or vesting of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise or vesting that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)   Failure to Accept Award.   If a Participant has not accepted an Award to the extent such acceptance has been requested or required by the Company or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the

Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the date that a portion of the Award is scheduled to vest, then the portion of the Award scheduled to vest on such date will be cancelled on such date and the Shares subject to the Award covered by such portion immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.
21.   Stockholder Approval.   The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

INSPIRATO INC.
1544 WAZEE STREET
DENVER, COLORADO 80202

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V41162-P10412

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INSPIRATO INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ann Payne	☐	☐	☐
1b. Michael Armstrong	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SCAN TOVIEW MATERIALS & VOTE INSPIRATO INC. 1544 WAZEE STREETDENVER, COLORADO 80202 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ISPO2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V41162-P10412 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1.Election of DirectorsNominees:ForAgainstAbstain1a. Ann Payne!!!1b. Michael Armstrong!!!For Against Abstain2.To ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024.!!!3.To approve the First Amendment to the Inspirato Incorporated 2021 Equity Incentive Plan authorizing the increase of up to a potential maximum of 540,000 shares, which will be issuable only upon the Company’s achievement of certain stock price targets.!!!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V41163-P10412INSPIRATO INC.ANNUAL MEETING OF STOCKHOLDERS MAY 16, 2024 9:00 AM MOUNTAIN TIMETHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Brent Wadman, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INSPIRATO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Mountain Time, on May 16, 2024, virtually at www.virtualshareholdermeeting.com/ISPO2024, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side